EXECUTION VERSION

TENTH SUPPLEMENTAL INDENTURE

This Tenth Supplemental Indenture (this “Supplemental Indenture”), is entered into as of February 16, 2023, among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party hereto, Quotient Holdings Finance Company Limited, as the sole holder of the Notes issued and outstanding under the Indenture (the “Holder”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent executed and delivered an Indenture, dated as of October 14, 2016 (the “Original Indenture”), pursuant to which, on October 14, 2016, the Issuer issued an initial US$84,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (referred to herein to reflect subsequent amendments and issuances as “Notes due 2025”) (the “Original Securities”);

WHEREAS, on December 4, 2018, March 5, 2021, May 24, 2021, October 13, 2021, June 2, 2022, July 6, 2022, August 5, 2022, November 21, 2022 and December 15, 2022, the Issuer, the Guarantors, the Trustee and the Collateral Agent entered into the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture, respectively, to reflect certain amendments to the Original Indenture (such supplemental indentures, together with the Original Indenture, the “Indenture”);

WHEREAS, the Issuer (x) commenced a voluntary case for bankruptcy on January 10, 2023, which case resulted in an Event of Default under Section 6.01(e) of the Indenture (x) failed to pay interest due on the notes on January 15, 2023, which resulted in an Event of Default under Section 6.01(a) of the Indenture (clauses (x) and (y), the “Specified Defaults”), and which Specified Default in cause (x) above resulted in an acceleration of the obligations of the Issuer and the Guarantors under Section 6.02 of the Indenture (the “Acceleration”).

WHEREAS, the Holder is willing to waive the Specified Defaults, rescind the Acceleration, and waive all other Defaults or Events of Default under the Indenture and existing on the date hereof, subject to the terms set forth herein

WHEREAS, subject to certain exceptions, Section 9.02 of the Indenture provides that the Issuer, the Collateral Agent, the Guarantors and the Trustee may make amendments and supplements to the Indenture and the Securities, and may waive provisions of the Indenture, only with the consent of each Holder of an outstanding Security affected;

WHEREAS, subject to and upon the terms and conditions set forth herein, the Holder party hereto, constituting each Holder of an outstanding Security, consents to and has agreed to enter into this Supplemental Indenture and amend the Indenture as provided herein;

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WHEREAS, the Issuer and the Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of the Holder, Issuer, the Guarantors, the Trustee and the Collateral Agent in accordance with the terms of the Indenture and have satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Holder, the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Holder mutually covenant and agree as follows:

Article 1

DEFINITIONS

Section 1.01. Capitalized Terms. All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02. Section References. Section references contained in this Supplemental Indenture (other than in Article 2 hereof) are to sections in this Supplemental Indenture unless the context requires otherwise.

Article 2

AMENDMENTS

Section 2.01. Amendments.

(a)
The following sections or subsections of the Indenture are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Reserved]”, and any and all references to such sections, any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

(i)
SECTION 4.01(a)

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(ii)
SECTION 4.02 Reports and Other Information
(iii)
SECTION 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock
(iv)
SECTION 4.04 Limitation on Restricted Payments
(v)
SECTION 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries
(vi)
SECTION 4.06 Asset Sales and MosaiQ™ Excess License Proceeds
(vii)
SECTION 4.07 Transactions with Affiliates
(viii)
SECTION 4.08 Change of Control
(ix)
SECTION 4.09 Further Instruments and Acts
(x)
SECTION 4.10 Future Guarantors
(xi)
SECTION 4.11 Liens
(xii)
SECTION 4.13 After-Acquired Property
(xiii)
SECTION 4.14 Intellectual Property
(xiv)
SECTION 4.15 Line of Business
(xv)
SECTION 4.16 Use of Proceeds
(xvi)
SECTION 4.17 Existence
(xvii)
SECTION 4.18 Scotland Sale/Leaseback Transaction
(xviii)
SECTION 4.19 Minimum Liquidity
(xix)
SECTION 4.20 Consent of IP Licensors
(xx)
SECTION 4.21 Board Observer
(xxi)
SECTION 5.01 When Issuer May Merge or Transfer Assets
(xxii)
SECTION 5.02 When Guarantors May Merge or Transfer Assets

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(b)
Section 2.07 of the Indenture is hereby amended by adding the following paragraph to the end thereof:

“The Securities may not be transferred if it would result in there being more than ten (10) Holders unless the Issuer has obtained consent to the issuance of the Securities from the Jersey Financial Services Commission pursuant to the Control of Borrowing (Jersey) Order 1958.”

(c)
Section 4.01(b) of the Indenture is hereby amended and restated in its entirety as follows:

“On October 15, 2025, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay the entire principal balance of the Securities then outstanding.”

(d)
Clause (a) and clauses (c) through (l) of Section 6.01 of the Indenture are hereby deleted in their entirety.

(e)
Article 10 and Article 11 of the Indenture are hereby deleted in their entirety and replaced with the phrase “[Reserved]”, and any and all references to Article 10 or Article 11 or any Sections thereof are hereby deleted throughout the Indenture, and all such references and any obligations of the Issuer or the Guarantors under Article 10 or Article 11 shall be of no further force or effect.

(f)
All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Sections 2.01(a), (c), (d) and (e) of this Supplemental Indenture or whose sole use or uses in the Indenture were eliminated in the revisions set forth in Sections 2.01(a), (b) and (d) of this Supplemental Indenture are hereby deleted. All cross-references in the Indenture to sections are clauses deleted by Sections 2.01(a), (c), (d) and (e) of this Supplemental Indenture shall also be deleted in their entirety.

(g)
Each of the Securities is hereby amended to by deleting all references to the provisions that were deleted pursuant to Sections 2.01(a), (c), (d) and (e) of this Supplemental Indenture.

(h)
Each of the Securities is hereby amended by deleting Section 1(b) therein in its entirety.

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(i)
Section 1(d) of each of the Securities is hereby amended and restated in its entirety as follows:

“On October 15, 2025, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay the entire principal balance of the Securities then outstanding.”

Article 3

RELEASE OF LIENS AND GUARANTEE

Section 3.01. Release. With the consent of the Holder and at the direction of the Holder, as set forth in Article 4 of this Supplemental Indenture, and pursuant to paragraphs 80 and 92 of the confirmation order dated as of February 15, 2023 confirming Issuer’s plan of reorganization, the Trustee hereby acknowledges, that it has received the Opinion of Counsel and the Officer’s Certificate delivered in connection herewith and that (i) each lien, security interest and other encumbrance of any kind on or in respect of any and all assets pledged by the Issuer and the Guarantors under the Indenture is automatically released and (ii) each Guarantor will be automatically and unconditionally released and discharged from all its Obligations under the Indenture, and the Guarantees of the Guarantors shall terminate and be of no further force and effect.

Section 3.02 Further Assurances. With the consent of the Holder and at the direction of the Holder, as set forth in Article 4 of this Supplemental Indenture, and pursuant to paragraphs 80 and 92 of the confirmation order dated as of February 15, 2023 confirming Issuer’s plan of reorganization, the Collateral Agent irrevocably authorizes the Issuer (including its designees), at the expense of the Issuer, to file or cause to be filed, in the name of the Collateral Agent, all necessary UCC termination statements, intellectual property releases and other instruments, releases and documents evidencing the release of the Collateral Agent’s guarantees, security interests, mortgages, pledges, encumbrances and other Liens in all of the assets and property of the Issuer and the Guarantors. The Collateral Agent further agrees to deliver to the Issuer (or its designee) the original stock certificates, stock powers, and other instruments and possessory collateral in the Collateral Agent’s possession. The Trustee agrees, at the cost of the Issuer, to authorize, execute and deliver to the Issuer or the Guarantors (or their respective designees) each instrument, notice, release, agreement or certificate as the Issuer or the Guarantors (or their respective designees) may reasonably request from time to time (including after the date hereof) to more fully effectuate or evidence the release set forth herein.

ARTICLE 4

Waiver and Consent

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Section 4.01. Waiver. Pursuant to Sections 6.02, 6.04 and 9.02 of the Indenture, the Holder hereby agrees to waive (x) the Specified Defaults, rescind the Acceleration, and waive all other Defaults or Events of Default under the Indenture and existing on the date hereof and (y) payment by the Issuer of all accrued and unpaid interest outstanding on the date hereof.

Section 4.02. Consent and Direction. Pursuant to Sections 6.05 and 9.02 of the Indenture, the Holder hereby (i) represents that it is the sole holder of outstanding Securities, (ii) consents to the release of Liens and guarantees as set forth in Article 2 and Article 3 of this Supplemental Indenture, (iii) consents to the amendments set forth in this Supplemental Indenture, and (iv) directs the Trustee and Collateral Agent to enter into this Supplemental Indenture.

Article 5

EFFECT

Section 5.01. Effect. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee, the Collateral Agent, and every Holder of the Securities heretofore or hereafter authenticated and delivered under the Indenture, in each case, automatically and immediately upon the due execution of this Supplemental Indenture by the parties hereto.

Article 6

MISCELLANEOUS

Section 6.01. Ratification of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture or the Securities, the terms of this Supplemental Indenture shall govern.

Section 6.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

Section 6.03. No Recourse Against Others. No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this

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Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or its creation.

Section 6.04. Electronic Means. The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 6.05. Entire Agreement. This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

Section 6.06. Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Securities.

Section 6.07. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee or the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe Sign (or such other digital signature provider as specified in writing to the Trustee or the Collateral Agent by the authorized representative), in English. The Issuer and Guarantors each agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 6.09. Trustee’s Disclosure. Neither the Trustee nor the Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Issuer or any Guarantor in this

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Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Collateral Agent shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours,

QUOTIENT LIMITED

By: /s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Director

QBD (QS IP) LIMITED,

as Guarantor

By: /s/ Ali Kiboro
Name: Ali Kiboro
Title: Director

QUOTIENT BIODIAGNOSTICS, INC.,

as Guarantor

By: /s/ Mohammad El Khoury
Name: Mohammad El Khoury
Title: Director

ALBA BIOSCIENCE LIMITED,

as Guarantor

By: /s/ Ali Kiboro
Name: Ali Kiboro
Title: Director

QUOTIENT SUISSE SA,

as Guarantor

By: /s/ Manuel O. Méndez
Name: Manuel O. Méndez

[Signature Page to Supplemental Indenture]

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Title: Director

QUOTIENT IBERIA, S.L.U.,

as Guarantor

By: /s/ Ali Kiboro
Name: Ali Kiboro
Title: Director

Quotient Middle-East and Africa FZ LLC,

as Guarantor

By: /s/ Mohammad El Khoury
Name: Mohammad El Khoury
Title: Director

QUOTIENT NETHERLANDS B.V.,

as Guarantor

By: /s/ Ali Kiboro
Name: Ali Kiboro
Title: Director

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By: /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION,

as Collateral Agent

By: /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature Page to Supplemental Indenture]

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QUOTIENT HOLDINGS FINANCE COMPANY LIMITED,

as a Holder

By: /s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Director

[Signature Page to Supplemental Indenture]

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